EXHIBIT 3.1


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                   STRUCTURED ASSET SECURITIES CORPORATION


     Structured Asset Securities Corporation, a Delaware corporation (the "Corporation"), having its registered office at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, hereby certifies to the Secretary of State of the State of Delaware that:

          FIRST:  Item  (a)(ii)  of   the  Third  Article  of   the  Restated
     Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

          mortgage  notes  and  related   mortgages,  or  interests   therein
          (including, but not limited to, participation certificates with respect to such mortgage notes or related mortgages), or guaranteed notes, provided the guaranty is secured by a mortgage on real property (collectively, the "Pledged Mortgages"), which are either owned by the Corporation or granted by a Borrower to secure payment of a Mortgage Backed Note;

          SECOND: The Board of Directors of the Corporation by unanimous written consent adopted a resolution which sets forth the foregoing amendment to the Certificate of Incorporation, in accordance with
     Section 242 of the General Corporation Law of the State of Delaware, declaring that the amendment to die Certificate of Incorporation as proposed was advisable and directing that it be submitted for action thereon by the sole stockholder of the Corporation.

          THIRD: The amendment has been consented to and authorized and approved by the holder of all the issued and outstanding stock of the Corporation, entitled to vote, by. a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          FOURTH: This Certificate of Amendment of the Certificate of Incorporation shall be effective on filing.

     IN WITNESS WHEREOF, Structured Asset Securities Corporation has caused Certificate to be signed on this 3rd day of May, 1994 in its name and on its behalf by, Elizabeth M. Carey, its Vice President and attested by Eileen M. Bannon. its Assistant Secretary, pursuant to 103(a) of the General Corporation Law of the State of Delaware.


                                         /s/ Elizabeth M. Carey
                                        -----------------------------------
                                        Elizabeth M. Cary
                                        Vice President


ATTESTED:

By /s/ Eileen M. Bannon
  ---------------------------------
     Eileen M. Bannon
     Assistant Secretary

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                   STRUCTURED ASSET SECURITIES CORPORATION


               -----------------------------------------------

               Pursuant to Sections 245 and 242 of the General
                   Corporation Law of the State of Delaware

               -----------------------------------------------


               STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation organized on January 2, 1987 under the name E. F. Hutton Mortgage Capital Inc., does hereby amend and restate its Restated Certificate of Incorporation, aa heretofore amended, to read in its entirety as set forth below:


                                  ARTICLE I

                                     NAME
                                     ----

               The name of the corporation is Structured Asset Securities Corporation (the "Corporation").


                                  ARTICLE II

                      REGISTERED OFFICE REGISTERED AGENT
                      ----------------------------------

               The street address of the registered office of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at that address is The Corporation Trust Company.

                                 ARTICLE III
                                   PURPOSES
                                   --------

           The purpose for which the Corporation is organized is:

               (a) To acquire, own, hold, transfer, assign, pledge and otherwise deal with the following (the "Mortgage Collateral"):
     (i)(A) "fully modified pass-through" mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association; (B) Guaranteed Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association; (C) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and principal, in most cases, by the Federal Home Loan Mortgage Corporation (collectively, the "Agency Certificates"); (D) securities representing interests in Agency Certificates; or (E) mortgage pass-through certificates or mortgage-collateralized bonds issued by any other entity with respect to or secured by a pool of mortgage loans (collectively, "Certificates") which are either owned by the Corporation or granted by a Borrower (as defined below) to secure payment of Mortgage Backed Notes (as defined below); (ii) mortgage notes and related mortgages, or interests therein (including, but not limited to, participation certificates with respect to such mortgage notes or related mortgages) ("Pledged Mortgages"), which are either owned by the Corporation or granted by a Borrower to secure payment of a Mortgaged Backed Note; (iii) mortgage backed notes evidencing loans made by the Corporation to commercial banks, saving and loan associations and savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC"), affiliates of FDIC insured institutions, and other entities which are not FDIC insured institutions but are engaged directly, or through the owners of such entities or their affiliates, in mortgage financing, origination or funding activities (e.g., mortgage bankers, home builders and state agencies), or to any other entity (collectively, the "Borrowers"), which loans are secured by Pledged Mortgages or Certificates ("Mortgage Backed Notes"); and (iv) real property and any improvements thereon, including commercial, multifamily and residential properties ("Properties");

          (b) To authorize, issue, sell and deliver bonds or other evidences of indebtedness ("Bonds") that are secured by a pledge or other assignment of Mortgage Collateral, reserve funds, guaranteed investment contractor letters of credit, insurance contracts, surety bonds or any other credit enhancement device (collectively, the "Collateral"), and are rated in one of the three highest categories available by any nationally recognized statistical rating agency: provided that one or more classes of Bonds of a series issued by the Corporation may be subordinate to other Bonds of such series and need not be so rated;

          (c) To serve as depositor of one or more trusts that may authorize, issue, sell and deliver Bonds or certificates of interest that are secured by a pledge or other assignment of, or represents an interest in, the Collateral and are rated in one of the three highest categories available by any nationally recognized rating agency; provided that one or more classes of an issue of such securities by such trust may be subordinate to other securities of such issue and not so rated; and

          (d) To do all such things as are reasonable or necessary to enable the Corporation to carry out any of the above, including entering into loan agreements, insurance agreements, servicing agreements, reimbursement agreements, issuing debt (subject to the provisions of this Article III, Article VIII and Article X hereof) and selling residual interests in Mortgage Collateral or selling certificates of participation in any trust for which the Corporation serves as depositor.

                                  ARTICLE IV

                               AUTHORIZED STOCK
                               ----------------

          The Corporation may issue 1,000 shares, divided into 1,000 shares of Common Stock with a par value of $1.00 per share. No additional Common Stock and no classes of Preferred Stock may be issued.

                                  ARTICLE V

                              BOARD OF DIRECTORS
                              ------------------

          The Board of Directors shall Consist of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. The number of Directors may be changed as provided in the Bylaws. The Directors need not be elected by written ballot unless required by the Bylaws of the Corporation.


                                 ARTICLES VI

                                    BYLAWS
                                    ------

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the reserved power of the stockholders to adopt, amend or repeal Bylaws which may include the power to restrict in any manner power granted to the Board of Directors by this Article VI.


                                 ARTICLE VII

                       LIMITATION ON DIRECTOR LIABILITY
                       --------------------------------

          No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this limitation of liability of a Director shall not apply with respect to (i) any breach of the Director's duty of loyalty to the Corpora-tion or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any liability arising under Section 174 of the General Corporation Law of the State of Delaware and (iv) any transaction from which the Director derives an improper personal benefit.


                                 ARTICLE VIII

                        LOAN AGREEMENTS AND INDENTURES
                        ------------------------------

          The Corporation shall not do or perform any act expressly prohibited below without the written consent of each trustee and each lender (collectively, the "Lenders") under any loan agreement, similar agreement or indenture to which the Corporation is party (collectively, the "Loan Agreements");

               (i) The Corporation shall not incur, assume or guarantee any indebtedness other than indebtedness to the Lenders except for such indebtedness that (a) is described in paragraph (b) or (c) of Article III hereof;
          (b) by its terms is subordinated entirely to the indebtedness of the Corporation evidenced by the Loan Agreements; (c) is a capital stock liability; (d) is an account payable and expense accrual incurred in the ordinary course of business including fees and expenses payable pursuant to a collateral custody, pledge and security agreement entered into by the lenders; (e) is short-term borrowing from affiliates for the purpose of paying organizational expenses of the Corporation and initial expenses of filing any registration statement with the Securities and Exchange Commission; or (f) may be incurred by the Corporation that has been rated in at least the third highest rating category by Standard & Poor's Corporation or other nationally recognized credit rating agency.

               (ii) The Corporation shall not engage in any business or activity other than in connection with or relating to the issuance of indebtedness evidenced by the Loan Agreements and such activities as are reasonable and necessary to enable the Corporation to carry out its purposes as set forth in Article III hereof.

               (iii) The Corporation shall not consolidate (other than for federal income tax purposes) or merge with or into any other entity or convey or transfer its properties and assets, substantially or in the entirety, to any entity (other than as described in paragraphs (a),
          (b) (c) or (d) of Article III hereof) unless (a) the entity (if other than the Corporation) formed or surviving such consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the Corporation substantially or in the entirety, shall be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall expressly assume, by a supplement to each Loan Agreement, executed and delivered to each Lender under each Loan Agreement, in form satisfactory to each Lender under each Loan Agreement, the due and punctual payment of the principal of and interest an all indebtedness then outstanding under each Loan Agreement and the performance of every covenant of each Loan Agreement on the part of the Corporation to be performed or observed and shall be subject to the restrictions set forth in this Certificate, (b) immediately after giving effect to such transaction, no default or event of default under any Loan Agreement shall have occurred and be continuing and (c) the corporation shall have delivered to each Lender under each Loan Agreement an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplement comply with the Loan Agreement and that all conditions precedent provided for in each such Loan Agreement relating to such transaction have been complied with.

               Upon any consolidation or  merger, or any conveyance
          or transfer of the properties and assets of the Corporation substantially as provided above, the entity formed by or surviving such consolidation or merger (if other than the Corporation) or the entity to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under each Loan Agreement with the same effect as if such entity had been named as the "lssuer" or "Borrower" therein. In the event of any such conveyance or transfer the entity named as the "Issuer" or "Borrower" in each such Loan Agreement or any successor that shall theretofore have become such in the manner prescribed in each such Loan Agreement may be dissolved, wound-up and liquidated at any time thereafter, and such entity thereafter shall be released.from its liabilities as obligor and maker on all of the indebtedness, and from its obligations under the Loan Agreements.

               (iv) The   Corporation   shall   not   dissolve   or
          liquidate, in whole or in part.

               (v) The Corporation shall not amend, alter, change or repeal any provision contained in this Article VIII, Article IX or Article X without (a) the affirmative vote in favor thereof of eighty percent (80%) of the then outstanding stock and (b) the prior written consent of each Lender under each Loan Agreement pursuant to which indebtedness under each Loan Agreement pursuant to which indebtedness that are then outstanding may have been issued by the Corporation.


                                  ARTICLE IX

                        COVENANTS REGARDING OPERATIONS
                        ------------------------------

     The Corporation shall conduct its affairs in accordance with the following provisions:

               (i) It shall establish an office through which its business will be conducted separately and apart from that of any person or entity which is the owner of more than 50% of its outstanding stock, currently Shearson Lehman Hutton Inc. (the "Parent") (although the Parent may lease space to the Corporation).

               (ii) It shall maintain separate corporate records and books of account from those of the Parent. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

               (iii) Its funds shall not be commingled with those of its Parent or any of its subsidiaries or affiliates other than the Corporation.

               (iv) Its Board of Directors shall hold appropriate meetings to authorize all of its corporate actions.

               (v) The Corporation shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

               (vi) The Corporation shall provide for its operating expenses and liabilities from its own funds, which may include funds borrowed from affiliates (other than its Parent) (although certain organizational expenses of the Corporation may be paid by its Parent).

               (vii)   The  Corporation  shall,  when  appropriate,
          obtain  proper   authorization  from  its   Directors  or
          stockholders for corporate action.

               (viii) The Corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business.

               (ix) The Corporation shall not hold itself out as being liable for the debts of any other entity (except as may me implicit in a subordination agreement executed in connection with the issuance of Bonds) and shall not permit the Parent to hold itself out as liable for the debts of the Corporation.

               (x) Each of the Corporation and the Parent shall maintain an arm's-length relationship with the other.


                                  ARTICLE X
                                  AMENDMENTS
                                  ----------

          If the indebtedness under a Loan Agreement is given a rating by a nationally recognized statistical rating agency, this Certificate of Incorporation may not be amended prior to notice being given by registered or certified mail to such rating agency. In addition, no additional indebtedness may be incurred by the Corporation, other than indebtedness described in paragraph (b),
     (c) or (d) of Article III hereof.

                                  ARTICLE XI

                              TRANSFER OF ASSETS
                              ------------------

          The Corporation may not transfer all or substantially all of its assets to a transferee unless such transferee is subject to the restrictions contained in this Certificate. A pledge of its assets in connection with the issuance of debt shall not be considered such a transfer. Additionally, the Corporation may transfer any residual interest it may have in assets so pledged to any third person and such transfer shall not constitute a transfer subject to this Article.


                                 ARTICLE XII

                        SPECIAL COVENANTS FROM LENDERS
                        ------------------------------

          The Corporation shall receive a covenant from all creditors, other than Lenders, prior to incurring debt, that no petition in bankruptcy shall be filed against the Corporation until at least 90 days have expired since payment in full to the Lenders.

          The foregoing Restated Certificate van duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the general Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Structured Asset Securities Corporation ban caused this Restated Certificate of Incorporation to be duly executed in its corporate name this 26th day of October 1992.

                              STRUCTURED ASSET SECURITIES
                                CORPORATION


                              By:  /s/ Mark L. Zusy
                               ------------------------
                              Name:   Mark L. Zusy
                              Title:  Senior Vice President


ATTEST:


By: /s/ Michelle Slaughter
   ----------------------------
Name:   Michelle Slaughter
Title:  Assistant Secretary